Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE

BETWEEN

BANK OF AMERICA CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

DATED AS OF JANUARY 13, 2017

Supplementing the Indenture for Senior Debt Securities dated as of January 1, 1995,

as supplemented by a First Supplemental Indenture dated as of September 18, 1998,

Second Supplemental Indenture dated as of May 7, 2001,

Third Supplemental Indenture dated as of July 28, 2004,

Fourth Supplemental Indenture dated as of April 28, 2006,

Fifth Supplemental Indenture dated as of December 1, 2008

and

Sixth Supplemental Indenture dated as of February 23, 2011

SEVENTH SUPPLEMENTAL INDENTURE

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of January 13, 2017 (the “Seventh Supplemental Indenture”), between BANK OF AMERICA CORPORATION, a Delaware corporation (the “Company”), having its principal office at 100 North Tryon Street, Charlotte, North Carolina 28255, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as successor Trustee (the “Trustee”) under the Indenture referred to herein.

W I T N E S S E T H:

WHEREAS, NationsBank Corporation, predecessor of the Company, and BankAmerica National Trust Company, predecessor trustee, previously entered into an Indenture for Senior Debt Securities, dated as of January 1, 1995 (the “Base Indenture”), which has been supplemented by a First Supplemental Indenture dated as of September 18, 1998, a Second Supplemental Indenture dated as of May 7, 2001, a Third Supplemental Indenture dated as of July 28, 2004, a Fourth Supplemental Indenture dated as of April 28, 2006 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture dated as of December 1, 2008 and a Sixth Supplemental Indenture dated as of February 23, 2011 (each, a “Supplemental Indenture” and together, the “Supplemental Indentures” and the Base Indenture as so supplemented by the Supplemental Indentures, the “Indenture”);

WHEREAS, Section 10.01(e) of the Base Indenture provides that without the consent of any holders of Securities, the Company, when authorized by or pursuant to a Board Resolution (as defined in Section 1.01 of the Base Indenture), and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of modifying, eliminating or adding to any of the provisions of the Indenture, provided that any such change or elimination shall not apply to any Security Outstanding at the time of such change;

WHEREAS, the Company desires to enter into an indenture supplemental to the Indenture for the purposes of (a) adding to the list of particular terms of the Securities that may be established pursuant to Section 2.03(b) of the Indenture, (b) modifying certain provisions of the Indenture relating to events of default and remedies, and (c) making certain other modifications as set forth herein, in each case for all Securities to be issued on or after the date of such supplemental indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Seventh Supplemental Indenture;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Seventh Supplemental Indenture have been satisfied; and

WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed that the Indenture is supplemented and amended to the extent and for the purposes expressed herein, as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.1 Definition of Terms.

For purposes of this Seventh Supplemental Indenture,

(a) terms defined in the Base Indenture or any Supplemental Indenture have the same meaning when used in this Seventh Supplemental Indenture unless otherwise specified herein;

(b) a term defined anywhere in this Seventh Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

ARTICLE II

AMENDMENTS TO THE INDENTURE

Section 2.1 Section 1.01 of the Base Indenture is hereby amended by inserting the following new defined term immediately following the definition of “Coupon”:

“Covenant Breach:

The term “Covenant Breach” shall mean, with respect to the Securities of any series, a failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company contained in the Securities or in this Indenture (other than a covenant or agreement a default in the performance or breach of which is specifically subject to Section 6.01 of this Indenture), which failure continues for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Securities affected thereby at the time Outstanding. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specified as contemplated by Section 2.03(b) with respect to such Security.”

Section 2.2 Section 2.03(b) of the Indenture is hereby amended as follows:

(a) The word “and” at the end of the current Section 2.03(b)(20) of the Indenture is deleted.

(b) The following is inserted as new Section 2.03(b)(21):

“(21) any addition to, elimination of or other change in the Events of Default or covenants, or to the definition of “Covenant Breach” set forth in Section 1.01, in each case with respect to the Securities of such series, including making Events of Default, Covenant Breaches or covenants inapplicable or changing the remedies available to holders of the Securities of such series upon an Event of Default or a Covenant Breach; and”

(c)	The current Section 2.03(b)(21) of the Indenture is renumbered to 2.03(b)(22), and otherwise is not modified by this Seventh Supplemental Indenture.

Section 2.3 Section 3.04 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 2.4 Section 4.08 of the Base Indenture is hereby amended by deleting such Section 4.08 in its entirety and replacing it with the following:

“The Company shall file with the Trustee written notice of the occurrence of any Default, Event of Default or Covenant Breach within five business days of its becoming aware of any such Default, Event of Default or Covenant Breach. For the purposes of this Section, the term “Default” means any event that is, or after notice or lapse of time would become, an Event of Default or Covenant Breach with respect to the Securities of the relevant series.”

Section 2.5 Section 6.01 of the Base Indenture is hereby amended by deleting such Section 6.01 in its entirety and replacing it with the following:

“Except as may otherwise be specified as contemplated by Section 2.03(b) for Securities of any series, “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of (or premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of 30 days;

(b) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(e) any other Event of Default provided with respect to Securities of such series.

Unless otherwise specified as contemplated by Section 2.03(b) with respect to the Securities of such series, if an Event of Default described in clause (a) or (b) above shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Securities of all series affected thereby then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by securityholders) may declare the principal amount of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding, or, unless otherwise specified as contemplated by Section 2.03(b) with respect to the Securities of such series, if an Event of Default described in clause (c) or (d) above shall have occurred and be continuing, and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of all the Securities then Outstanding hereunder (voting as one class), by notice in writing to the Company (and to the Trustee if given by securityholders), may declare the principal of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

Unless otherwise specified as contemplated by Section 2.03(b) with respect to the Securities of such series, there shall be no rights of acceleration other than as described in the preceding paragraph. In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 2.03(b) with respect to the Securities of a series, neither the Trustee nor any holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach. Further, for avoidance of doubt, if an Event of Default as described in Section 6.01(e) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms described in the preceding paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 2.03(b).”

Section 2.6 Section 6.02 of the Base Indenture is hereby amended as follows:

(a)	The following is inserted in the first sentence of the first paragraph of Section 6.02 after the words “that if,” and before the words “at any time after the principal:”

“unless otherwise specified as contemplated by Section 2.03(b) with respect to the Securities of a series,”

(b)	Each occurrence of the term “defaults” shall be replaced by the phrase “Events of Default or Covenant Breaches,” and each occurrence of the term “default” shall be replaced by the phrase “Event of Default or Covenant Breach.”

Section 2.7 The second paragraph of Section 6.03 of the Base Indenture is hereby deleted in its entirety.

Section 2.8 The last paragraph of Section 6.03 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default.”

Section 2.9 Section 6.07 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

Section 2.10 Section 6.11 of the Base Indenture is hereby amended by replacing each occurrence of the term “Default” with the phrase “Event of Default or Covenant Breach.”

Section 2.11 Section 6.13 of the Base Indenture is hereby amended by deleting the phrase “Default or” and inserting “or Covenant Breach” after the phrase “Event of Default.”

Section 2.12 Section 7.01 of the Base Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default” and “or Covenant Breaches” after each occurrence of the phrase “Events of Default.”

Section 2.13 Section 7.02 of the Base Indenture is hereby amended as follows:

(a)	The word “and” at the end of current Section 7.02(f) of the Base Indenture is deleted.

(b)	The following paragraphs are inserted as new Sections 7.02(g), (h), (i) and (j):

“(g) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h) the Trustee shall not be deemed to have notice of any Event of Default or Covenant Breach unless a Responsible Officer of the Trustee has actual knowledge thereof or has received written notice of any event which is in fact such Event of Default or Covenant Breach at the Corporate Trust Office of the Trustee, and, if such notice is delivered by the Company, such notice references the Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(j) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers of the Company authorized at such time to take specified actions pursuant to this Indenture; and”

(c)	The current Section 7.02(g) of the Base Indenture is renumbered to Section 7.02(k) and otherwise is not modified by this Seventh Supplemental Indenture.

Section 2.14 Section 7.08 of the Base Indenture is hereby amended by deleting such Section 7.08 in its entirety and replacing it with the following:

“The Trustee shall comply with Section 310(b) of the Trust Indenture Act of 1939. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture. To the extent permitted by the Trust Indenture Act of 1939, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or a trustee under any other indenture, a Paying Agent under any paying agency agreement, a fiscal agent under any fiscal agency agreement or a warrant agent under any warrant agreement, of the Company or any of its affiliates. For the purpose of determining whether a conflict of interest exists within the meaning of the Trust Indenture Act of 1939, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or a Covenant Breach.”

Section 2.15 Section 7.14 of the Base Indenture is hereby amended by deleting such Section 7.14 in its entirety and replacing it with the following:

“If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the securityholders of such series notice of such default as and to the extent provided in the Trust Indenture Act of 1939; provided, however, that in the case of any default of the character specified in Section 1.01 under the definition of “Covenant Breach” with respect to the Securities of such series, no such notice to the securityholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.”

Section 2.16 Section 10.01(b) of the Base Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default.”

Section 2.17 Section 15.03 of the Base Indenture is hereby amended by inserting the following as a new paragraph after the end of current Section 15.03 of the Base Indenture:

“The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to it (“Electronic Methods”) from a person purporting to be, and whom the Trustee, acting reasonably, believes in good faith to be, the authorized representative of the Company as sufficient instructions and authority of the Company for the Trustee to act and shall have no duty to confirm that person is so authorized, other than, with respect to the Company, to verify that any signature is the signature of a person authorized to give instructions and directions on behalf of the Company using the information provided by the Company in an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons. The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions, except in the case of its negligence, bad faith or willful misconduct, until such time as the Trustee receives any subsequent instruction or direction that supersedes such earlier instructions or directions. The Company assumes all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, other than those risks arising out of negligence, bad faith or willful misconduct of the Trustee.”

Section 2.18 The Base Indenture is hereby amended by inserting the following new Sections 15.11, 15.12 and 15.13 after current Section 15.10 of the Base Indenture:

“SECTION 15.11. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 15.12. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, the occurrence of strikes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and statewide or countrywide interruptions or losses of utilities or communications services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under those circumstances.

SECTION 15.13. Foreign Account Tax Compliance Act (FATCA).

The Trustee shall be entitled to deduct FATCA Withholding Tax (as hereinafter defined), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Company and the Trustee agrees to cooperate and to provide the other with such reasonably requested information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to any tax, assessment or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement or agreement thereunder, official interpretation thereof or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time (“FATCA Withholding Tax”).”

ARTICLE III

MISCELLANEOUS

Section 3.1 Effectiveness and Applicability.

This Seventh Supplemental Indenture will become effective upon its execution and delivery. The amendments to the Indenture set forth herein shall apply to all Securities issued on or after the date of this Seventh Supplemental Indenture. The amendments to the Indenture set forth herein shall not apply to any Securities issued prior to the date of this Seventh Supplemental Indenture, and the rights of the holders of any Securities issued before the date of this Seventh Supplemental Indenture shall not be modified hereby.

Section 3.2 Successors and Assigns.

All covenants and agreements in the Indenture, as supplemented and amended by this Seventh Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.3 Further Assurances.

The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the

Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this Seventh Supplemental Indenture.

Section 3.4 Certain Duties and Responsibilities of the Trustee; Effect of Recitals.

(a)	In entering into this Seventh Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

(b)	The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

Section 3.5 Ratification of Indenture. The Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.6 Governing Law. This Seventh Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.7 Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

BANK OF AMERICA CORPORATION

By:	/s/ Angela C. Jones
Name:	Angela C. Jones
Title:	Managing Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[SIGNATURE PAGE – SEVENTH SUPPLEMENTAL INDENTURE TO THE

SENIOR INDENTURE DATED AS OF JANUARY 1, 1995]